                                                                  EXECUTION COPY

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                          PLAN AND AGREEMENT OF MERGER

                                       OF

                                   ITEQ, INC.

                                 ITEQ SUB CORP.

                                      AND

                             MATRIX SERVICE COMPANY




                               ---------------

                            DATED DECEMBER 16, 1997

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
                               TABLE OF CONTENTS


ARTICLE I
         MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.1.    Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2.    Stockholder Approval.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3.    Effective Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4.    Name and Continued Corporate Existence of Surviving Corporation  . . . . . . . . . . . . . . . . . . . 3
                 1.4.1.   Name and Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.4.2.   Federal Income Tax Treatment of Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.5.    Governing Law and Certificate of Incorporation of Surviving Corporation  . . . . . . . . . . . . . . . 3
                 1.5.1.   Delaware Law Governs and Subcorp Certificate of Incorporation,
                          as Amended and Restated, Survives.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.6.    Bylaws of Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.6.1.   Subcorp Bylaws Survive. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.7.    Directors and Officers of Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.7.1.   Directors of Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.7.2.   Officers of Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.7.3.   Vacancies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.8.    Capital Stock of Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.8.1.   Capital Stock of Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.9.    Conversion of Securities upon Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.9.1.   General.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.9.2.   Conversion of Matrix Common Stock.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.9.3.   Matrix Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.9.4.   Exchange of Matrix Common Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.9.5.   ITEQ Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.9.6.   Matrix Transfer Books Closed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.9.7.   Subcorp's Capital Stock Unaffected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.9.8.   Treatment of Matrix Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.9.9.   Allocation of Merger Consideration; Election Procedures . . . . . . . . . . . . . . . . . . . 7
                          1.9.9.1.         Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          1.9.9.2.         Procedure for Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          1.9.9.3.         Revocation of Election; Return of Certificates . . . . . . . . . . . . . . . 8
                          1.9.9.4.         Allocation- General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          1.9.9.5.         Allocation of Merger Consideration Where Stock
                                           Elections Within the Range of Minimum and Maximum
                                           Stock Election Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          1.9.9.6.         Proration of Cash Election Shares  . . . . . . . . . . . . . . . . . . . .  10
                          1.9.9.7.         Proration of Stock Election Shares . . . . . . . . . . . . . . . . . . . .  11
                          1.9.9.8.         Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         1.10.   Assets and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





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
                 1.10.1.  Assets and Liabilities of Merging Corporations Become Those of
                          Surviving Corporation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 1.10.2.  Conveyances to Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 1.10.3.  Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 1.10.4.  Unclaimed Merger Consideration; No Escheat. . . . . . . . . . . . . . . . . . . . . . . . .  12
                 1.10.5.  Dissenting Stockholders of Matrix.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE II
         REPRESENTATIONS AND WARRANTIES
         OF MATRIX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.1.    Representations and Warranties of Matrix.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.1.1.   Organization and Standing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.1.2.   Agreement Authorized and its Effect on Other Obligations. . . . . . . . . . . . . . . . . .  13
                 2.1.3.   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.1.4.   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.1.5.   Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.1.6.   Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.1.7.   Additional Matrix Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          2.1.7.1.  Employee Compensation Plans . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          2.1.7.2.  Certain Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          2.1.7.3.  Employee Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          2.1.7.4.  Guaranties, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          2.1.7.5. Environment/Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 2.1.8.   No Undisclosed Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 2.1.9.   Absence of Certain Changes and Events . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          2.1.9.1.  Financial Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          2.1.9.2.  Property Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          2.1.9.3.  Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          2.1.9.4.  Capitalization Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          2.1.9.5.  Labor Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          2.1.9.6.  Other Material Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 2.1.10.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 2.1.11.  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 2.1.12.  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 2.1.13.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 2.1.14.  Environmental Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          2.1.14.1.  Environmental Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          2.1.14.2.  Permits, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          2.1.14.3.  Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          2.1.14.4.  Environmental Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          2.1.14.5.  Renewals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          2.1.14.6.  PCBs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.1.15.  Compliance with Other Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





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
                 2.1.16.  Finder's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.1.17.  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.1.18.  Investigations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 2.1.19.  Product Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 2.1.20.  Information for Proxy Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 2.1.21.  Investment Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF ITEQ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.1.    Representations and Warranties of ITEQ.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.1.1.   Organization and Standing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.1.2.   Agreement Authorized and its Effect on Other Obligations. . . . . . . . . . . . . . . . . .  21
                 3.1.3.   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.1.4.   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 3.1.5.   Reports and Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 3.1.6.   Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 3.1.7.   No Undisclosed Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 3.1.8.   Absence of Certain Changes and Events in ITEQ.  . . . . . . . . . . . . . . . . . . . . . .  23
                          3.1.8.1.  Financial Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          3.1.8.2.  Property Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          3.1.8.3.  Dividends.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          3.1.8.4.  Capitalization Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          3.1.8.5.  Labor Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          3.1.8.6.  Other Material Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 3.1.9.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 3.1.10.  Intellectual Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 3.1.11.  Title to Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 3.1.12.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 3.1.13.  Environmental Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          3.1.13.1.  Environmental Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          3.1.13.2.  Permits, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          3.1.13.3.  Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          3.1.13.4.  Environmental Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          3.1.13.5.  Renewals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          3.1.13.6.  PCB's. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 3.1.14.  Compliance with Other Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 3.1.15.  Finder's Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 3.1.16.  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 3.1.17.  Investigations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 3.1.18.  Product Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 3.1.19.  Information for Proxy Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 3.1.20.  Investment Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 3.1.21.  Financing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





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
ARTICLE IV
         OBLIGATIONS PENDING EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.1.    Agreements of ITEQ and Matrix  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 4.1.1.   Maintenance of Present Business and Employees.  . . . . . . . . . . . . . . . . . . . . . .  28
                 4.1.2.   Maintenance of Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 4.1.3.   Maintenance of Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 4.1.4.   Compliance with Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 4.1.5.   Compliance with Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 4.1.6.   Inspection of Each Merging Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.2.    Additional Agreements of ITEQ and Matrix.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 4.2.1.   Hart-Scott-Rodino.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 4.2.2.   Proxy Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 4.2.3.  Notice of Material Developments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.3.    Additional Agreements of Matrix. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.1.   Prohibition of Certain Compensatory Arrangements  . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.2.   Prohibition of Certain Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.3.   Prohibition of Certain Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.4.   Disposal of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.5.   Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.6.   Matrix Acquisition Proposals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          4.3.6.1.  No Solicitation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          4.3.6.2.  Acceptance of Superior Matrix Transaction Proposals . . . . . . . . . . . . . . .  32
                 4.3.7.   No Amendment to Certificate of Incorporation, etc.  . . . . . . . . . . . . . . . . . . . .  33
                 4.3.8.   No Issuance, Sale, or Purchase of Securities. . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.3.9.   Prohibition on Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.3.10.  Supplemental Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.3.11.  Notice of Material Developments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 4.3.12.  Stockholders' Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.4.    Additional Agreements of ITEQ. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 4.4.1.   Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 4.4.2.   No Amendment to Certificate of Incorporation, etc.  . . . . . . . . . . . . . . . . . . . .  34
                 4.4.3.   No Issuance, Sale, or Purchase of Securities. . . . . . . . . . . . . . . . . . . . . . . .  34
                 4.4.4.   Prohibition on Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.4.5.  Issuance of ITEQ Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.4.6.  Listing of ITEQ Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.4.7.  Notice of Material Developments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.4.8.  Consent of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.4.9.  Supplemental Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.4.10.  Stockholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE V
         CONDITIONS PRECEDENT TO OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36





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
         5.1.     Conditions Precedent to Obligations of Matrix . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 5.1.1.   Representations and Warranties of ITEQ True at Effective Date.  . . . . . . . . . . . . . .  36
                 5.1.2.   No Material Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 5.1.3.   Opinion of ITEQ Counsel.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 5.1.4.   Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 5.1.5.   Hart-Scott-Rodino, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 5.1.6.   Registration; Listing of ITEQ Common Stock. . . . . . . . . . . . . . . . . . . . . . . . .  37
                 5.1.7.   Consent of Certain Parties in Privity With ITEQ.  . . . . . . . . . . . . . . . . . . . . .  37
                 5.1.8.   Matrix Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 5.1.9.   Ancillary Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 5.1.10   Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.2.    Conditions Precedent to Obligations of ITEQ. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 5.2.1.   Representations and Warranties of Matrix True at Effective Date.  . . . . . . . . . . . . .  38
                 5.2.2.   No Material Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 5.2.3.   Opinion of Matrix's Counsel.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 5.2.4.   Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 5.2.5.   Hart-Scott-Rodino, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 5.2.6.   Consent of Certain Parties in Privity with Matrix.  . . . . . . . . . . . . . . . . . . . .  39
                 5.2.7.   Consulting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 5.2.8.   Affiliate Letters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 5.2.9.   Ancillary Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE VI
         TERMINATION AND ABANDONMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.1.    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 6.1.1.   By Mutual Consent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 6.1.2.   By ITEQ or Matrix Because of Dissenting Stockholders. . . . . . . . . . . . . . . . . . . .  40
                 6.1.3.   By ITEQ Because of Conditions Precedent.  . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 6.1.4.   By ITEQ Because of Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . .  40
                 6.1.5.   By Matrix Because of Conditions Precedent.  . . . . . . . . . . . . . . . . . . . . . . . .  41
                 6.1.6.   By Matrix Due to a Superior Matrix Transaction Proposal.  . . . . . . . . . . . . . . . . .  41
                 6.1.7.   By Matrix Because of Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . . .  41
                 6.1.8.   By ITEQ or Matrix Because of Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .  41
                 6.1.9.  By ITEQ or Matrix if Merger not Effective by April 30, 1998. . . . . . . . . . . . . . . . .  41
         6.2.    Termination by Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.3.    Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.4.    Waiver of Conditions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VII
         ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.1.    Exchange of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.2.    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 7.2.1.   Indemnification by ITEQ as to Proxy Statement . . . . . . . . . . . . . . . . . . . . . . .  42

                 7.2.2.   Indemnification of Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 7.2.3.   Indemnification Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 7.2.4.   Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.3.    Undertaking to File Reports and Cooperate in Rule 144 Transactions . . . . . . . . . . . . . . . . .  43
         7.4.    Additional ITEQ Director.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE VIII
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.1.    Entirety.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.2.    Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.3.    Notices and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.4.    Termination of Representations, Warranties, etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.5.    Table of Contents and Captions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.6.    Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.7.    Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.8.    Applicable Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.9.    Public Announcements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.10.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                        APPENDICES

         Restated Certificate of Incorporation of Matrix (with Amendments)  . . . . . . . . . . . . . . . . . . . App. I
         Affiliate Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  App. II

                          PLAN AND AGREEMENT OF MERGER


         PLAN AND AGREEMENT OF MERGER, dated December 16, 1997, by and among ITEQ, Inc., a Delaware corporation ("ITEQ"), ITEQ Sub Corp., a Delaware corporation and a wholly owned subsidiary of ITEQ formed for the purpose of carrying out the transactions contemplated hereby ("Subcorp" or the "Surviving Corporation") and Matrix Service Company, a Delaware corporation ("Matrix"). Subcorp and Matrix are hereinafter collectively referred to as the "Merging Corporations."


                              W I T N E S S E T H:

         WHEREAS, ITEQ is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801 and its principal executive office at 2727 Allen Parkway, Suite 760, Houston, Texas 77019;

         WHEREAS, the authorized capital stock of ITEQ consists of 1,000,000 shares of preferred stock, par value $.01 per share, of which at November 30, 1997, no shares were issued or outstanding; and 40,000,000 shares of common stock, par value $.001 per share ("ITEQ Common Stock"), of which at November 30, 1997, 26,827,345 shares were issued and outstanding, and an additional 3,164,956 shares were reserved for issuance in conjunction with various benefit plans and upon exercise of outstanding warrants; at the same date, 791 shares of Common Stock were held in ITEQ's treasury;*

         WHEREAS, Subcorp is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801;

         WHEREAS, the authorized capital stock of Subcorp consists of 1,000 shares of common stock, par value $1 per share ("Subcorp Common Stock"), of which at the date hereof 1,000 shares were issued and outstanding;

         WHEREAS, Matrix is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801 and its principal executive office at 10701 East Ute Street, Tulsa, Oklahoma 74116;

         WHEREAS, the authorized capital stock of Matrix consists of 5,000,000 shares of preferred stock, par value $.01 per share, of which at November 30, 1997, no shares were issued or outstanding; and 15,000,000 shares of common stock, par value $.01 per share (the "Matrix Common Stock"), of which at November 30, 1997, 9,414,739 shares were issued and outstanding,





-----------------------------------

     * All ITEQ share information contained in this Agreement as of any date prior to October 28, 1997, gives proforma effect to the merger on October 28, 1997, of Astrotech International Corporation with and into ITEQ and related charter amendment.

and an additional 1,612,591 shares were reserved for issuance in conjunction with various employee benefit plans; at the same date, 76,414 shares were held in the Matrix treasury; and

         WHEREAS, the respective boards of directors of ITEQ, Subcorp and Matrix deem it desirable and in the best interests of their respective corporations and their respective stockholders that Matrix be merged into Subcorp, pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware ("DGCL"), in exchange for the consideration herein provided for, and have proposed, declared advisable, and approved such merger pursuant to this Plan and Agreement of Merger (the "Agreement"), which Agreement has been duly approved by resolutions of the respective boards of directors of ITEQ, Subcorp and Matrix;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to set forth the terms and conditions of the merger, the mode of carrying the same into effect, the manner and basis of converting (i) the outstanding shares of Matrix Common Stock into shares of ITEQ Common Stock, and (ii) the outstanding options to purchase shares of Matrix Common Stock into options to purchase shares of ITEQ Common Stock and such other details and provisions as are deemed necessary or proper, the parties hereto agree as follows:

                                   ARTICLE I

                                     MERGER

         1.1. Surviving Corporation. Subject to the adoption and approval of this Agreement by the requisite vote of the stockholders of Matrix and ITEQ and to the other conditions hereinafter set forth, Subcorp and Matrix shall be, upon the Effective Date of the merger as defined in Section 1.3 hereof, merged into a single surviving corporation, which shall be Subcorp, one of the Merging Corporations, which shall continue its corporate existence and remain a Delaware corporation governed by and subject to the laws of that state.

         1.2. Stockholder Approval. This Agreement shall be submitted for adoption and approval by the stockholders of each of ITEQ and Matrix (Subcorp's sole stockholder ITEQ having previously approved the same by consent) in accordance with their respective certificates of incorporation and the applicable laws of the State of Delaware, at separate meetings called and held for such purpose.

         1.3. Effective Date. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the merger set forth herein, Matrix and Subcorp shall file a Certificate of Merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251(c) of the DGCL (or at such later time as may be agreed in writing by the parties hereto and specified in the Certificate of

Merger). The date upon which the merger shall become effective is referred to in this Agreement as the "Effective Date."

         1.4.    Name and Continued Corporate Existence of Surviving
Corporation

                 1.4.1. Name and Existence. On the Effective Date, the Certificate of Incorporation of Subcorp, the corporation whose corporate existence is to survive the merger and continue thereafter as the surviving corporation, shall be amended and restated in its entirety into the form annexed hereto as Appendix I (the "Restated Certificate of Incorporation"). In all other respects the identity, existence, purposes, powers, objects, franchises, rights, and immunities of Subcorp, the surviving corporation of the merger, shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of Matrix shall be wholly merged into Subcorp, the Surviving Corporation, and Subcorp shall be fully vested therewith. Accordingly, at the Effective Time, the separate existence of Matrix, except insofar as continued by statute, shall cease.

                 1.4.2. Federal Income Tax Treatment of Merger. The merger is intended to qualify as and, subject to the requirements of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be characterized as a tax-free reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         1.5. Governing Law and Certificate of Incorporation of Surviving Corporation

                 1.5.1. Delaware Law Governs and Subcorp Certificate of Incorporation, as Amended and Restated, Survives. The laws of Delaware shall continue to govern the Surviving Corporation. On the Effective Date, the Restated Certificate of Incorporation shall be the certificate of incorporation of Subcorp until further amended in the manner provided by law.

         1.6.    Bylaws of Surviving Corporation

                 1.6.1. Subcorp Bylaws Survive. Effective as of the Effective Date, the bylaws of Subcorp shall be the bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Restated Certificate of Incorporation and the Bylaws.

         1.7.    Directors and Officers of Surviving Corporation

                 1.7.1. Directors of Surviving Corporation. The names and addresses of the persons who, upon the Effective Date, shall constitute the board of directors of the Surviving Corporation, and who shall hold office until the first annual meeting of stockholders of the Surviving Corporation next following the Effective Date, are as follows:

                          NAME                                                 ADDRESS
                          ----                                                 -------
          Mark E. Johnson, Chairman                              2727 Allen Parkway
                                                                 Houston, Texas  77019

          Lawrance W. McAfee                                     2727 Allen Parkway
                                                                 Houston, Texas  77019

          John C. Camardella                                     2727 Allen Parkway
                                                                 Houston, Texas  77019


                 1.7.2. Officers of Surviving Corporation. The names and titles of the persons who, upon the Effective Date, shall constitute the officers of the Surviving Corporation, and who shall hold their respective offices of the Surviving Corporation, subject to the Bylaws, from and after the Effective Date, are as follows:


                          NAME                                                  TITLE
                          ----                                                  -----
          Mark E. Johnson                                        President

          John C. Camardella                                     Chief Operating Officer

          Lawrance W. McAfee                                     Chief Financial Officer, Vice
                                                                 President and Secretary

          Kathy Henderson                                        Assistant Secretary

                 1.7.3. Vacancies. On or after the Effective Date, if a vacancy shall exist for any reason in the board of directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Restated Certificate of Incorporation and/or Bylaws of the Surviving Corporation.

         1.8.    Capital Stock of Surviving Corporation

                 1.8.1. Capital Stock of Surviving Corporation. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Restated Certificate of Incorporation.

         1.9.    Conversion of Securities upon Merger

                 1.9.1. General. The manner and basis of converting (i) the issued and outstanding shares of the capital stock of Matrix into shares of the capital stock of ITEQ and (ii) the outstanding rights to purchase shares of capital stock of Matrix into rights to purchase shares of stock of capital stock of ITEQ, shall be as hereinafter set forth in this Section 1.9.

                 1.9.2. Conversion of Matrix Common Stock. At the Effective Time, each share of Matrix Common Stock then issued and outstanding shall be converted into the right to receive (i) certificates evidencing .8333 fully paid and nonassessable share of issued and outstanding ITEQ Common Stock (the "Stock Consideration") or (ii) $10.00 in cash (the "Cash Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected in accordance with Paragraph 1.9.9 hereof (collectively, the "Merger Consideration") upon surrender, in accordance with Paragraph 1.9.4 hereof, of certificates theretofore evidencing shares of Matrix Common Stock.

                 On the Effective Date, each share of Matrix Common Stock that is held by Matrix as treasury stock and any shares of Matrix Common Stock owned by ITEQ, Subcorp or any other wholly owned subsidiary of ITEQ or Matrix shall be canceled and retired and shall cease to exist and no stock of ITEQ or other consideration shall be delivered or deliverable in exchange therefor.

                 1.9.3. Matrix Dissenting Shares. Anything else in this Agreement to the contrary notwithstanding, no share of Matrix Common Stock, the holder of which shall not have voted shares in favor of the merger contemplated hereby and shall have properly complied with the provisions of Section 262 of the DGCL as to appraisal rights (a "Matrix Dissenting Share"), shall be deemed converted into and to represent the right to receive Merger Consideration hereunder; and the holders of Matrix Dissenting Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Matrix Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Matrix Dissenting Shares shall, under the circumstances permitted by the DGCL, subsequently deliver a written withdrawal of his or her demand for appraisal of such Matrix Dissenting Shares, (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 262 or
         (iii) if neither any holder of Matrix Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Matrix Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such Matrix Dissenting Shares pursuant to such Section 262 and each such Matrix Dissenting Share shall thereupon be treated as a Non-Election Share for purposes of Subparagraph 1.9.9.4. Matrix shall give ITEQ (i) prompt notice of any written demands for appraisal of any Matrix Common Stock, attempted withdrawals of such demands and any other instruments received by Matrix relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Matrix shall not, except with the prior written consent of ITEQ, voluntarily make any payment with respect to any demands for appraisals of Matrix Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                 1.9.4. Exchange of Matrix Common Stock Certificates. As of or promptly after the Effective Date, ITEQ shall deposit the aggregate Merger Consideration with the Exchange Agent for the benefit of the holders of shares of Matrix Common Stock, for exchange in accordance with this Paragraph 1.9.4. Commencing on the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Matrix Common Stock may surrender the same to Harris Trust, as exchange agent ("Exchange Agent"), and such holder shall be entitled upon such surrender to receive in exchange therefor the Merger Consideration into which the shares of Matrix Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as aforesaid. From and after the Effective Time, all shares of Matrix Common Stock shall no longer be outstanding and shall automatically be deemed to have been canceled and retired and shall cease to exist, and each holder of a certificate theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Stock Consideration or the Cash Consideration, as the case may be, and cash in lieu of fractional shares of ITEQ Common Stock as contemplated by Paragraph 1.9.5, such consideration to be issued or paid upon the surrender of such certificate in accordance with this Paragraph 1.9.4, without interest.

                 1.9.5. ITEQ Fractional Shares. Anything else in this Agreement to the contrary notwithstanding, no certificates for fractional share interests of ITEQ Common Stock will be issued, but, in lieu thereof, ITEQ will settle all such fractional share interests in cash on the basis of the closing price for ITEQ Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal) on the last trading day before the Effective Date.

                 1.9.6. Matrix Transfer Books Closed. Upon the Effective Date, the stock transfer books of Matrix shall be deemed closed, and no transfer of any certificates theretofore representing shares of Matrix shall thereafter be made or consummated.

                 1.9.7. Subcorp's Capital Stock Unaffected. At the Effective Time the shares of common stock, par value $1 per share, of Subcorp theretofore authorized shall remain unchanged and shall be deemed to be shares of common stock, par value $1 per share, of the Surviving Corporation. Accordingly, each of the shares of common stock of Subcorp issued and outstanding on the Effective Date shall, at and after the Effective Time, continue to be and remain issued and outstanding shares of the common stock of the Surviving Corporation, fully paid and nonassessable, without any action on the part of the holder of any shares of such stock. Each certificate of Subcorp evidencing ownership of any of such shares of common stock shall continue to evidence ownership of the same number of shares of the common stock of the Surviving Corporation.

                 1.9.8. Treatment of Matrix Stock Options. ITEQ agrees to assume, effective as of the Effective Time, each of the then outstanding options to purchase Matrix Common Stock, whether vested or unvested (collectively, the "Matrix Options") (which includes all outstanding options granted under Matrix's stock option plans (the "Matrix Options Plans")) and to substitute shares of ITEQ Common Stock under such assumed option. At the Effective Time, each of the then outstanding Matrix Options will without any further action on the part of any holder thereof be exchanged for an option to purchase that number of shares of ITEQ Common Stock determined by multiplying the number of shares of Matrix Common Stock subject to such Matrix Option at the Effective Date by .8333, at an exercise price per share of ITEQ Common Stock equal to the exercise price per share of such Matrix Option divided by .8333. If the foregoing calculation results in an exchanged Matrix Option being exercisable for a fraction of a share of ITEQ Common Stock, then the number of shares of ITEQ Common stock subject to such option will be rounded down to the nearest whole number of shares, and the total exercise price for the option will be reduced by the exercise price of the fractional share. The term, exerciseability, vesting schedule, and all other terms and conditions of the Matrix Options will otherwise be unchanged by the provisions of this Paragraph 1.9.8 and shall operate in accordance with their terms except as otherwise agreed by the parties in writing. ITEQ shall reserve a number of shares of ITEQ Common Stock sufficient to cover all shares issuable upon the exercise of the Matrix Options assumed. All shares of ITEQ Common Stock issued upon exercise of the exchanged Matrix Options shall be registered under an effective Form S-8 Registration Statement (or other comparable form) filed with the Securities and Exchange Commission (the "Commission") promptly after the Effective Date, and ITEQ shall use its reasonable efforts to maintain the effectiveness of such registration statement for so long as any of the assumed Matrix Options remain outstanding. On the Effective Date, ITEQ shall deliver to the holders of Matrix Options appropriate agreements, in form and substance satisfactory to Matrix, evidencing the assumption by ITEQ of the Matrix Options.

                 1.9.9.   Allocation of Merger Consideration; Election
         Procedures.

                          1.9.9.1. Election. Subject to allocation and proration in accordance with all the provisions of this Paragraph 1.9.9, each record holder of shares of Matrix Common Stock (other than Matrix Dissenting Shares, if any, which are not to be treated as Non-Election Shares (as defined below) pursuant to Paragraph 1.9.3 and shares to be canceled in accordance with Paragraph 1.9.2) issued and outstanding immediately prior to the Election Deadline (as defined in Subparagraph 1.9.9.2) shall be entitled to elect to receive in respect of each such share (i) the Cash Consideration (a "Cash Election") or (ii) the Stock Consideration (a "Stock Election") or to indicate that such record holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration for such shares (a "Non-Election").
                 Shares of Matrix Common Stock in respect of which a Non-Election is made (including shares in respect of which such an election is deemed to have been made pursuant to this Paragraph 1.9.9 and Paragraph 1.9.3) (collectively, "Non-Election Shares") shall be deemed by ITEQ to be shares in respect of which Cash Elections or Stock Elections have been made, as provided for elsewhere in this Paragraph 1.9.9.

                          1.9.9.2. Procedure for Elections. Elections pursuant to Subparagraph 1.9.9.1 shall be made on a form to be mutually agreed upon by ITEQ and Matrix (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of Matrix Common Stock, together with appropriate transmittal materials, at the time of mailing to holders of record of Matrix Common Stock of the "Proxy Statement" (as defined in Paragraph 2.1.20). Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (i) properly completed, signed and submitted to the Exchange Agent at its designated office by 5:00 p.m., local time, on the business day immediately prior to the Effective Date (which date shall be publicly announced by ITEQ as soon as practicable but in no event less than five business days prior to the Effective Date) (the "Election Deadline") and (ii) accompanied by the certificates evidencing the Matrix Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided such certificates are in fact delivered to the Exchange Agent within four business days after the date of execution of such guarantee of delivery). Matrix shall use its best efforts to make a Form of Election available to all persons who become holders of record of Matrix Common Stock between the date of mailing described in the first sentence of this Subparagraph
                 1.9.9.2 and the Election Deadline. ITEQ shall determine, in its sole and absolute discretion (which authority it may delegate in whole or in part to the Exchange Agent) whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of ITEQ (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither ITEQ nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A holder of shares of Matrix Common Stock that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

                          1.9.9.3. Revocation of Election; Return of Certificates. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificate(s) representing shares of Matrix Common Stock which have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with Subparagraph 1.9.9.2, such shares shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares of Matrix Common Stock have been transmitted to the Exchange Agent pursuant to the provisions hereof, such shares shall promptly be returned without charge to the person submitting the same.

                          1.9.9.4. Allocation- General. Anything else in this Agreement to the contrary notwithstanding, the number of shares of Matrix Common Stock to be converted into the right to receive the Stock Consideration in the merger contemplated by this Agreement (the "Stock Election Number") shall be fixed and determined in accordance with the entirety of this Paragraph 1.9.9 and shall be equal to not less than 50% of the number of shares of Matrix Common Stock "Outstanding" immediately prior to the Effective Time (the "Minimum Stock Election Number") nor more than 70% of the number of shares of Matrix Common Stock Outstanding immediately prior to the Effective Time (the "Maximum Stock Election Number"). The number of shares of Matrix Common Stock to be converted into the right to receive the Cash Consideration in the merger (the "Cash Election Number") shall be equal to the number of shares of Matrix Common Stock Outstanding immediately prior to the Effective Time less the Stock Election Shares. As used throughout this Paragraph 1.9.9 with reference to the Matrix Common Stock, the term "Outstanding" means the number of shares of Matrix Common Stock which in accordance with the stock records of Matrix have been issued and which remain outstanding on the date in question (ignoring for this purpose any Matrix Common Stock held as treasury shares and canceled pursuant to Paragraph 1.9.2), less the sum of (A) the number of Matrix Dissenting Shares, if any, which are not to be treated as "Non-Election Shares" (as defined in Subparagraph 1.9.9.1) pursuant to Paragraph 1.9.3 determined as of the Effective Time, (B) the number of shares of Matrix Common Stock held by ITEQ, Subcorp or any other wholly owned subsidiary of ITEQ or Matrix to be canceled in accordance with Paragraph 1.9.2 and (C) the number of shares of Matrix Common Stock to be exchanged for cash pursuant to Paragraph 1.9.5.

                          1.9.9.5. Allocation of Merger Consideration Where Stock Elections Within the Range of Minimum and Maximum Stock Election Numbers. In the event that the aggregate number of shares in respect of which Stock Elections are made (the "Stock Election Shares") shall equal or exceed the Minimum Stock Election Number but do not exceed the Maximum Stock Election Number, then all such Stock Election Shares shall be converted into the right to receive the Stock Consideration, and all shares in respect of which Cash Elections have been made (the "Cash Election Shares"), together with all Non-Election Shares, shall be converted into the right to receive the Cash Consideration; provided, however, that if for any reason the fair market value of the Stock Consideration at the Effective Time would otherwise not constitute at least 40% of the aggregate fair market value of the Merger Consideration at the Effective Time (the "Reorganization Threshold"), then all Non-Election Shares and Cash Election Shares shall be converted into the right to receive the Stock Consideration or Cash Consideration in the following manner:

                                  (i)      if the Non-Election Shares, when
                          added to the Stock Election Shares would be less than the Reorganization Threshold, (A) all Non-

                          Election Shares shall be deemed to be Stock Election Shares and shall be converted into the right to receive the Stock Consideration, (B) Cash Election Shares shall be deemed to be Stock Election Shares (on a pro-rata basis for each record holder of Matrix Common Stock with respect to those shares, if any, of such record holder as to which a Cash Election has been made), so that the number of Cash Election Shares so deemed to be Stock Election Shares, when added to the other Stock Election Shares and the Non-Election Shares, would as nearly as practicable be equal to (but not less than) the Reorganization Threshold, and all Cash Election Shares so deemed to be Stock Election Shares shall be converted into the right to receive the Stock Consideration, and (C) the remaining Cash Election Shares shall be converted into the right to receive the Cash Consideration;

                                  (ii)     if the Non-Election Shares, when
                          added to the Stock Election Shares would be equal to or greater the Reorganization Threshold, (A) Non-Election Shares shall be deemed to be Stock Election Shares (on a pro-rata basis for each record holder of Non-Election Shares, if the sum of Non-Election Shares and Stock Election Shares would exceed the Reorganization Threshold), so that the number of Non-Election Shares so deemed to be Stock Election Shares, when added to the other Stock Election Shares, shall equal as closely as practicable (but not be less than) the Reorganization Threshold, and all Non-Election Shares so deemed to be Stock Election Shares shall be converted into the right to receive the Stock Consideration and (B) any remaining Non-Election Shares and all Cash Election Shares shall be converted into the right to receive the Cash Consideration.

                          1.9.9.6.         Proration of Cash Election Shares.
                 In the event that the aggregate number of Cash Election Shares exceeds 50% of the number of shares of Matrix Common Stock Outstanding immediately prior to the Effective Time (the "Maximum Cash Election Number"), all shares of Matrix Common Stock in respect of which Stock Elections have been made and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Stock Consideration or the Cash Consideration in the following manner:

                                  (i) Cash Election Shares shall be deemed to be Stock Election Shares, on a pro-rata basis for each record holder of Matrix Common Stock with respect to those shares of Matrix Common Stock of such record holder which are Cash Election Shares, so that the number of Cash Election Shares remaining after deducting the Cash Election Shares so deemed to be Stock Election Shares would as nearly as practicable be equal to (but not greater than) the Maximum Cash Election Number, and all such Cash Election

                          Shares so deemed to be Stock Election Shares shall be converted into the right to receive the Stock Consideration; and

                                  (ii)  any remaining Cash Election Shares
                          shall be converted into the right to receive the Cash Consideration.

                          1.9.9.7. Proration of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Maximum Stock Election Number, all Cash Election Shares and Non- Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration or the Cash Consideration in the following manner:

                                  (i)   Stock Election Shares shall be deemed
                          to be Cash Election Shares, on a pro rata basis for each record holder of Matrix Common Stock with respect to those shares of Matrix Common Stock of such record holder which are Stock Election Shares, so that the number of Stock Election Shares so deemed to be Cash Election Shares when added to all Non-Election Shares and all other Cash Election Shares, shall be sufficient to result in the remaining Stock Election Shares being a number as nearly as practicable equal to (but not greater than) the Maximum Stock Election Number, and all Stock Election Shares so deemed to be Cash Election Shares shall be converted into the right to receive the Cash Consideration; and

                                  (ii)  the remaining Stock Election Shares
                          shall be converted into the right to receive the Stock Consideration.

                          1.9.9.8. Computations. The Exchange Agent, in consultation with ITEQ, shall make all computations to give effect to all provisions of this Paragraph 1.9.9.

         1.10.   Assets and Liabilities

                 1.10.1. Assets and Liabilities of Merging Corporations Become Those of Surviving Corporation. At the Effective Time, all rights, privileges, powers, immunities, and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken up by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, and franchises, property, debts, choses or things in action, and all and every other interest of each of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger, provided, however, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions, obligations, and duties of the respective Merging Corporations, including without limitation all obligations, liabilities and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities, duties, restrictions and obligations had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

                 1.10.2. Conveyances to Surviving Corporation. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, permits, licenses and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Paragraph 1.10.2 and otherwise carry out the intent and purposes of this Agreement.

                 1.10.3. Accounting Treatment. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles.

                 1.10.4. Unclaimed Merger Consideration; No Escheat. Subject to any contrary provision of governing law, all consideration deposited with the Exchange Agent or held by ITEQ for the payment of the consideration into which the outstanding shares of Matrix Common Stock shall have been converted, and remaining unclaimed for one year after the Effective Date, shall be paid or delivered to ITEQ; and the holder of any unexchanged certificate or certificates which before the Effective Date represented shares of Matrix Common Stock shall thereafter look only to ITEQ for exchange or payment thereof upon surrender of such certificate or certificates to ITEQ.

                 1.10.5. Dissenting Stockholders of Matrix. ITEQ agrees that with respect to any Matrix dissenting stockholder, assuming ITEQ does not exercise its right, if any, to terminate this Agreement by reason of the provisions of Paragraph 6.1.2 and if the merger contemplated hereby becomes effective, ITEQ will cause Subcorp to promptly pay to any dissenting stockholder of Matrix the amount, if any, to which such holder is entitled under the provisions of Paragraph 262 of the DGCL, provided such dissenter acts in strict compliance with such provisions.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                   OF MATRIX

         2.1. Representations and Warranties of Matrix. Matrix represents and warrants as follows:

                 2.1.1. Organization and Standing. Matrix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on Matrix.

                 2.1.2. Agreement Authorized and its Effect on Other Obligations. Upon approval of this Agreement and the transactions contemplated hereby by the stockholders of Matrix, the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of Matrix, and this Agreement is a valid and binding obligation of Matrix enforceable against Matrix (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. At the Effective Time, the consummation of the merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of Matrix or (ii) except as set forth in
         Schedule 2.1.2, any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Matrix or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect on Matrix.

                 2.1.3. Capitalization. The authorized capitalization of Matrix consists of 5,000,000 shares of preferred stock, par value $.01 per share, of which at August 31, 1997, no shares were issued or outstanding; 15,000,000 shares of common stock, par value $.01 per share of which at August 31, 1997, 9,402,139 shares were issued and outstanding, and an additional 1,571,903 shares were reserved for issuance in conjunction with various employee benefit plans; at the same date, 89,014 shares were held in the Matrix treasury.

                 2.1.4. Subsidiaries. Schedule 2.1.4 lists the subsidiary corporations of Matrix existing at August 31, 1997, and shows as to each of such subsidiary corporations the percentage of the total outstanding stock thereof which is owned by Matrix. Except as set forth in Schedule 2.1.4, all outstanding shares of stock of the subsidiary corporations owned by Matrix are validly issued, fully paid, and nonassessable, and Matrix has good and marketable title thereto free and clear of any mortgage, pledge, lien, charge, security interest, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest of any other person (collectively, an "Encumbrance"). Each such subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is, or on the Effective Date will be, duly qualified or licensed to do business and is, or on the Effective Date will be, in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on Matrix.
         As used in this Agreement (other than in Article I), the term "Matrix" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary.

                 2.1.5. Reports and Financial Statements. Matrix has previously furnished to ITEQ true and complete copies of (a) all of Matrix's annual reports filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since August 31, 1994, (b) Matrix's quarterly and other reports filed with the Commission since August 31, 1994, (c) all definitive proxy solicitation materials filed with the Commission since August 31, 1994, and (d) any registration statements declared effective by the Commission since August 31, 1994 (excluding registration statements on Form S-8, other than the most recent such registration statement).
         The consolidated financial statements of Matrix and its subsidiaries included in Matrix's most recent report on Form 10-K and most recent report on Form 10-Q, and any other reports filed with the Commission by Matrix under the Exchange Act (the "Matrix Reports") were, or (if filed after the date hereof) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, or will present, the consolidated financial position for Matrix and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the Matrix Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since August 31, 1994, Matrix has filed with the Commission all reports required to be filed by Matrix under the Exchange Act and the rules and regulations of the Commission.

                 2.1.6. Liabilities. Matrix does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which could reasonably be expected to have a Material Adverse Effect on

         Matrix, other than those (i) disclosed in the Matrix Reports filed with the Commission prior to the date of this Agreement or (ii) set forth on Schedule 2.1.6 hereto.

                 2.1.7.   Additional Matrix Information.  Attached as Schedule
         2.1.7 are true, complete and correct lists of the following items as in existence on August 31, 1997 or thereafter, and Matrix agrees that upon the request of ITEQ, it will furnish to ITEQ true, complete and correct copies of any documents referred to in such lists:

                          2.1.7.1. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other significant fringe benefit plans, arrangements or trust agreements covering active, former or retired employees of Matrix (collectively, "Matrix Plans"), together with copies of the most recent annual reports (Form 5500) with respect to such plans for which such Form 5500 is required and the most recent IRS determination letters that have been received with respect to such plans which are "qualified" plans under
                 Section 401(a) of the Code;

                          2.1.7.2. Certain Salaries. The names and salary rates of all present officers and employees of Matrix whose current regular annual salary rate is $50,000 or more, and, to the extent existing on the date of this Agreement, all agreements with respect to any severance payments to be paid to them from and after the date of this Agreement;

                          2.1.7.3. Employee Agreements. Any collective bargaining agreements of Matrix with any labor union or other representative of employees, including amendments, supplements, and written understandings, and all employment and consulting agreements of Matrix;

                          2.1.7.4.  Guaranties, etc. All third party
                 indebtedness, liabilities and commitments of others and as to which Matrix is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party;

                          2.1.7.5. Environment/Real Property.  All
                 environmental demands, notices of violations, settlements, orders and decrees material to current operations conducted by Matrix, all environmental audits, assessments, studies, investigations and reviews conducted within the last five years on any property owned or used by Matrix, and a list of all real property owned or leased by Matrix.

                 2.1.8. No Undisclosed Defaults. Except as specified in the Matrix Reports filed with the Commission prior to the date of this Agreement or in Schedule 2.1.8, Matrix is not a party to, or bound by, any material contract or arrangement of any kind to be performed after the Effective Date, nor is Matrix in default in any material obligation or covenant on its part to be performed under any material obligation, lease, contract, order, plan or other arrangement, except as so identified.

                 2.1.9. Absence of Certain Changes and Events. Except as set forth in Schedule 2.1.9 hereto, since August 31, 1997, there has not been:

                          2.1.9.1. Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of Matrix;

                          2.1.9.2. Property Damage. Any material damage, destruction, or loss to the business or properties of Matrix (whether or not covered by insurance);

                          2.1.9.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the common stock of Matrix, or any direct or indirect redemption, purchase or any other acquisition by Matrix of any such stock;

                          2.1.9.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of Matrix's authorized or outstanding capital stock as described in Paragraph 2.1.3;

                          2.1.9.5. Labor Disputes. Any labor dispute (other than routine grievances); or

                          2.1.9.6. Other Material Changes. Any other event or condition known to Matrix particularly pertaining to and adversely affecting the operations, assets or business of Matrix (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which could reasonably be expected to have a Material Adverse Effect on Matrix.

                 2.1.10. Taxes. Except as set forth in Schedule 2.1.10, and except with respect to failures which, in the aggregate, would not result in a Material Adverse Change in Matrix, proper and accurate federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Matrix for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Matrix; and the tax provision reflected in Matrix's most recent balance sheet included in the Matrix Reports filed with the Commission prior to the date of this Agreement is adequate, in accordance with generally accepted accounting principles, to cover liabilities of Matrix at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Matrix or its assets or business. Except as set forth on Schedule 2.1.10, no waiver of any statute of limitations executed by Matrix with respect to federal or state income or other tax is in effect for any period. The federal income tax returns of Matrix have been examined by the Internal Revenue Service for the years ended May 31, 1992, 1993 and 1994, and such examinations have been closed and any tax, penalty and/or interest proposed as a result thereof has been paid in full. There are no tax liens on any assets of Matrix except for taxes not yet due and those which could not reasonably be expected to have a Material Adverse Effect on Matrix.

                 2.1.11.  Intellectual Property.  Except as set forth in
         Schedule 2.1.11, Matrix owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") that are either material to the business of Matrix or that are necessary for the manufacture, use or sale of any products manufactured, used or sold by Matrix. The Matrix Intellectual Property is owned or licensed by Matrix free and clear of any Encumbrance other than such Encumbrances as are listed in Schedule
         2.1.11. Except as otherwise indicated in such Schedule, Matrix has not granted to any other person any license to use any Intellectual Property. Matrix has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Matrix of the Matrix Intellectual Property.

                 2.1.12. Title to Properties. With minor exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, Matrix has good and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the most recent balance sheet of Matrix included in the Matrix Reports filed with the Commission prior to the date of this Agreement, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the most recent balance sheet of Matrix included in the Matrix Reports filed with the Commission prior to the date of this Agreement, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Matrix leases (whether as lessee or lessor) any substantial amount of real or personal property are valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Matrix and in respect to which Matrix has not taken adequate steps to prevent a default from occurring. The buildings and premises of Matrix that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of equipment of Matrix are in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

                 2.1.13. Litigation. Except to the extent set forth in the Matrix Reports filed with the Commission prior to the date of this Agreement or in Schedule 2.1.13, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Matrix is a party or, to the knowledge of Matrix, might become a party or which particularly affects Matrix, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of Matrix, pending or, to the knowledge of Matrix, threatened.

                 2.1.14.  Environmental Compliance.  Except as set forth in
         Schedule 2.1.14;

                          2.1.14.1. Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or previously owned by Matrix that could reasonably be expected to have a Material Adverse Effect on Matrix.

                          2.1.14.2. Permits, etc. Matrix has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in compliance thereunder in all material respects.

                          2.1.14.3. Compliance. Matrix's operations and use of its assets do not violate, and within applicable statutes of limitations have not violated, any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or
                 (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
                 Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C.
                 Section 2601 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which could not reasonably be expected to have a Material Adverse Effect on Matrix.

                          2.1.14.4. Environmental Claims. No notice has been served on Matrix from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry under any Applicable Environmental Law, including but not limited to any claims for remedial obligations or contribution under any Applicable Environmental Law, other than any of the foregoing which could not reasonably be expected to have a Material Adverse Effect on Matrix.

                          2.1.14.5. Renewals. Matrix does not know of any reason ITEQ would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Matrix's assets for their current purposes and uses.

                          2.1.14.6. PCBs. No polychlorinated biphenyls ("PCB's") are currently being used by Matrix in its operations or on its properties.

                 2.1.15. Compliance with Other Laws. Except as set forth in the Matrix Reports filed with the Commission prior to the date of this Agreement or in Schedule 2.1.15, Matrix is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.) as amended ("OSHA"), or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Matrix.

                 2.1.16. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Matrix and its counsel directly with ITEQ and its counsel, without the intervention of any other person as the result of any act of Matrix, and so far as is known to Matrix, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments, other than fees to be paid (i) by ITEQ to Donaldson Lufkin & Jenrette Securities Corporation ("ITEQ Advisor") in connection with the transaction (including the rendition of a fairness opinion to ITEQ) and (ii) by Matrix to PaineWebber Incorporated ("PW") (under financial arrangements approved in advance by ITEQ) solely for the rendition of a fairness opinion to Matrix in connection with the merger contemplated by this Agreement.

                 2.1.17. Compliance with ERISA. Matrix has made available to ITEQ a copy of each Matrix Plan, any related trust agreement and annuity or insurance contract, if any, and each plan's most recent annual report filed with the Internal Revenue Service, if any, and;
         (i) each Matrix Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability; (ii) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof; (iii) to the extent applicable, the Matrix Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Matrix Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (iv) no Matrix Plan is covered by Title IV of ERISA or Section 412 of the Code; (v) there are no pending or anticipated material claims against or otherwise involving any of the Matrix Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Matrix Plan activities) has been brought against or with respect to any Matrix Plan; (vi) all material contributions, reserves or premium payments, required to be made as of the date hereof to the Matrix Plans have been made or provided for; (vii) Matrix has not incurred any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Matrix or any entity which is considered one employer with Matrix under Section 4001 of ERISA; (viii) Matrix has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of
         Section 4001(a)(3) of ERISA; and (ix) Matrix has no obligations for retiree health and life benefits under any Matrix Plan, except as required by Part 6 of Title I of ERISA or as set forth on Schedule 2.1.17, and there are no restrictions on the rights of Matrix to amend or terminate any such Matrix Plan without incurring any liability thereunder.

                 2.1.18.  Investigations.   Except as required pursuant to the
         Hart-Scott-Rodino Antitrust Improvements Act of 1978 and the rules and regulations promulgated thereunder (collectively, "HSR") and any applicable comparable foreign laws and regulations, no investigation or review by any governmental entity with respect to Matrix or any of the transactions contemplated by this Agreement is pending or, to the best of Matrix's knowledge, threatened, nor has any governmental entity indicated to Matrix an intention to conduct the same.

                 2.1.19. Product Warranty. There are no existing liabilities or, to the knowledge of Matrix, potential liabilities, arising from claims regarding the performance or design of the products and services sold by Matrix either in the past or at present that in the aggregate could reasonably be expected to have a Material Adverse Effect on Matrix.

                 2.1.20. Information for Proxy Statement. All information and data (including financial statements) concerning Matrix which is or will be included in the Form S-4 registration statement and proxy statement (collectively, the "Proxy Statement") issued in connection with the transactions contemplated by this Agreement will be furnished by Matrix for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

                 2.1.21. Investment Company. Matrix is not an "investment company," or an "affiliated person of" or "promoter" or "principal underwriter" of an investment company, as those terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF ITEQ

         3.1. Representations and Warranties of ITEQ. ITEQ represents and warrants as follows:

                 3.1.1. Organization and Standing. ITEQ is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of ITEQ.

                 3.1.2. Agreement Authorized and its Effect on Other Obligations. Upon approval of this Agreement by the stockholders of ITEQ, the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of ITEQ, and this Agreement will be a valid and binding obligation of ITEQ enforceable against ITEQ (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. At the Effective Time, the consummation of the merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of ITEQ or (ii) subject to prior receipt of the "Consent" (as defined in Paragraph 4.4.8), any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which ITEQ or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as would not result in any material adverse change in the financial condition, properties or business of ITEQ and its subsidiaries taken as a whole.

                 3.1.3. Capitalization. The capitalization of ITEQ consists of 1,000,000 shares of preferred stock, par value $.01 per share, of which at September 30, 1997 no shares were issued or outstanding; and 40,000,000 shares of ITEQ Common Stock, par value $.001 per share, of which at September 30, 1997, 26,618,936 shares were issued and outstanding and 3,373,365 shares were reserved for issuance in connection with various benefit plans and upon exercise of outstanding warrants; at the same date, 791 shares of ITEQ Common Stock were held in ITEQ's treasury.

                 3.1.4. Subsidiaries. All outstanding shares of stock of ITEQ's subsidiary corporations are directly or indirectly owned by ITEQ, are validly issued, fully paid, and nonassessable and, except as set forth in Schedule 3.1.4, ITEQ has good and marketable title thereto free and clear of any Encumbrance. Each such subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is, or on the Effective Date will be, duly qualified or licensed to do business and is, or on the Effective Date will be, in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on ITEQ. As used in this Agreement (other than in Article I), the term "ITEQ" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary.

                 3.1.5. Reports and Financial Statements. ITEQ has previously furnished to Matrix true and complete copies of (a) all ITEQ annual reports filed with the Commission pursuant to the Exchange Act, since December 31, 1994, (b) ITEQ's quarterly and other reports filed with the Commission since December 31, 1994, (c) all definitive proxy solicitation materials filed with the Commission since December 31, 1994, and (d) any registration statements declared effective by the Commission since December 31, 1994. The consolidated financial statements of ITEQ and its subsidiaries included in ITEQ's most recent report on Form 10-K and most recent report on Form 10-Q, and any other reports filed with the Commission by ITEQ under the Exchange Act (the "ITEQ Reports") were, or (if filed after the date hereof) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, or will present, the consolidated financial position for ITEQ and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the ITEQ Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1994, ITEQ has filed with the Commission all reports required to be filed by ITEQ under the Exchange Act and the rules and regulations of the Commission.

                 3.1.6. Liabilities. ITEQ does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which could reasonably be expected to have a Material Adverse Effect on ITEQ, other than those (i) disclosed in the ITEQ Reports filed with the Commission prior to the date of this Agreement or (ii) set forth on Schedule 3.1.6 hereto.

                 3.1.7. No Undisclosed Defaults. Except as specified in the ITEQ Reports filed with the Commission prior to the date of this Agreement or in Schedule 3.1.7, ITEQ is not a party to, or bound by, any material contract or arrangement of any kind to be performed after the Effective Date, nor is ITEQ in default in any material obligation or covenant on its part to be performed under any material obligation, lease, contract, order, plan or other arrangement except as identified in Schedule 3.1.7.

                 3.1.8. Absence of Certain Changes and Events in ITEQ. Except as set forth in Schedule 3.1.8 hereto, since September 30, 1997, there has not been:

                          3.1.8.1. Financial Change. Any material adverse change in the financial condition, operations, assets or business of ITEQ;

                          3.1.8.2. Property Damage. Any material damage, destruction, or loss to the business or properties of ITEQ (whether or not covered by insurance);

                          3.1.8.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of any dividend or other distribution in respect of ITEQ's capital stock, or any direct or indirect redemption, purchase or any other acquisition of such stock;

                          3.1.8.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of ITEQ's authorized or outstanding capital stock as described in Paragraph 3.1.3;

                          3.1.8.5. Labor Disputes. Any labor dispute (other than routine grievances); or

                          3.1.8.6. Other Material Changes. Any other event or condition known to ITEQ particularly pertaining to and adversely affecting the operations, assets or business of ITEQ (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which could reasonably be expected to have a Material Adverse Effect on ITEQ.

                 3.1.9. Taxes. Except as set forth in Schedule 3.1.9, and except with respect to failures which in the aggregate, would not result in a Material Adverse Change in ITEQ, proper and accurate federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by ITEQ for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by ITEQ; and the tax provision reflected in ITEQ's most recent balance sheet included in the ITEQ Reports filed with the Commission prior to the date of this Agreement is adequate, in accordance with generally accepted accounting principles, to cover liabilities of ITEQ at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to ITEQ or its assets or business. Except as set forth on Schedule 3.1.9, no waiver of any statute of limitations executed by ITEQ with respect to federal or state income or other tax is in effect for any period. The federal income tax returns of ITEQ have never been examined by the Internal Revenue Service, but notice with respect to an audit for the year ended December 31, 1994 has been received by ITEQ. There are no tax liens on any assets of ITEQ except for taxes not yet due and those which could not reasonably be expected to have a Material Adverse Effect on ITEQ.

                 3.1.10.  Intellectual Property.  Except as set forth in
         Schedule 3.1.10, ITEQ owns or possesses licenses to use all ITEQ Intellectual Property that is either material to the business of ITEQ or that is necessary for the manufacture, use or sale of any products manufactured, used or sold by ITEQ. The ITEQ Intellectual Property is owned or licensed by ITEQ free and clear of any Encumbrance other than such Encumbrances as are listed in Schedule 3.1.10. Except as otherwise indicated in such Schedule, ITEQ has not granted to any other person any license to use any ITEQ Intellectual Property. ITEQ has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by ITEQ of the ITEQ Intellectual Property.

                 3.1.11.  Title to Properties.  Except as set forth in Schedule
         3.1.11 and such other exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, ITEQ has good and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the most recent financial statements contained in the ITEQ Reports filed with the Commission prior to the date of this Agreement, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the most recent balance sheet of ITEQ included in the ITEQ Reports filed with the Commission prior to the date of this Agreement, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which ITEQ leases (whether as lessee or lessor) any substantial amount of real or personal property are valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by ITEQ and in respect to which ITEQ has not taken adequate steps to prevent a default from occurring. The buildings and premises of ITEQ that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of equipment of ITEQ are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

                 3.1.12. Litigation. Except to the extent set forth in the ITEQ Reports filed with the Commission prior to the date of this Agreement or in Schedule 3.1.12, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which ITEQ is a party or, to the knowledge of ITEQ, might become a party or which particularly affects ITEQ, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of ITEQ, pending or, to the knowledge of ITEQ, threatened.

                 3.1.13.  Environmental Compliance.  Except as set forth in
         Schedule 3.1.13;

                          3.1.13.1. Environmental Conditions. There are no environmental conditions or circumstances such as the presence or release of any hazardous substance on any property presently or previously owned by ITEQ that could reasonably be expected to have a Material Adverse Effect on ITEQ.

                          3.1.13.2. Permits, etc. ITEQ has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in compliance thereunder in all material respects.

                          3.1.13.3. Compliance. ITEQ's operations and use of its assets do not violate any Applicable Environmental Laws, except for violations which could not reasonably be expected to have a Material Adverse Effect on ITEQ.

                          3.1.13.4. Environmental Claims. No notice has been served on ITEQ from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which could not reasonably be expected to have a Material Adverse Effect on ITEQ.

                          3.1.13.5. Renewals. ITEQ does not know of any reason ITEQ would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of ITEQ's assets for their current purposes and uses.

                          3.1.13.6. PCB's. No PCB's are currently being used by ITEQ in its operations or on its properties.

                 3.1.14. Compliance with Other Laws. Except as set forth in the ITEQ Reports filed with the Commission prior to the date of this Agreement or in Schedule 3.1.14, ITEQ is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, OSHA or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on ITEQ.

                 3.1.15. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by ITEQ and its counsel, directly with Matrix or its counsel, without the intervention of any other person as the result of an act of ITEQ and, so far as known to ITEQ, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payments, other than fees to be paid by (i) ITEQ to ITEQ's Advisor, if any, and (ii) Matrix to PW (solely for the rendition of a fairness opinion) in connection with the merger contemplated by this Agreement.

                 3.1.16. Compliance with ERISA. All bonus, incentive compensation, stock option, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements covering active, former or retired employees of ITEQ (collectively, the "ITEQ Plans") are listed in Schedule 3.1.16. ITEQ has made available to Matrix a copy of each ITEQ Plan, any related trust agreement and annuity or insurance contract, if any, and each plan's most recent annual report filed with the Internal Revenue Service, if any, the most recent reports with respect to such plans, trust agreements and annuity or insurance contracts filed with any governmental agency, all Internal Revenue Service determination letters that have been received with respect to such plans and: (i) each ITEQ Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contact, fully funded without having any deficit or unfunded actuarial liability; (ii) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof; (iii) to the extent applicable, the ITEQ Plans comply, in all material respects, with the requirements of ERISA and the Code, and any ITEQ Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (iv) no ITEQ Plan is covered by Title IV of ERISA or Section 412 of the Code; (v) there are no pending or anticipated material claims against or otherwise involving any of the ITEQ Plans and no suit, action or other litigation

         (excluding claims for benefits incurred in the ordinary course of ITEQ Plan activities) has been brought against or with respect to any ITEQ Plan; (vi) all material contributions, reserves or premium payments, required to be made as to the date hereof to the ITEQ Plans have been made or provided for; (vii) ITEQ has not incurred any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by ITEQ or any entity which is considered one employer with ITEQ under Section 4001 of ERISA; (viii) ITEQ has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; and (ix) ITEQ has no obligations for retiree health and life benefits under any ITEQ Plan, except as required by Part 6 of Title I of ERISA or as set forth on Paragraph 3.1.16, and there are no restrictions on the rights of ITEQ to amend or terminate any such ITEQ Plan without incurring any liability thereunder.

                 3.1.17. Investigations. Except as required pursuant to HSR and any applicable comparable foreign laws and regulations, no investigation or review by any governmental entity with respect to ITEQ in connection with any of the transactions contemplated by this Agreement is pending or, to the best of ITEQ's knowledge, threatened, nor has any governmental entity indicated to ITEQ an intention to conduct the same.

                 3.1.18. Product Warranty. There are no existing liabilities or, to the knowledge of ITEQ, potential liabilities, arising from claims regarding the performance or design of the products sold by ITEQ either in the past or at present that in the aggregate could reasonably be expected to have a Material Adverse Effect on ITEQ.

                 3.1.19. Information for Proxy Statement. All information and data (including financial statements) concerning ITEQ which is or will be included in the Proxy Statement to be issued in connection with the transactions contemplated by this Agreement will be furnished by ITEQ for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

                 3.1.20. Investment Company. ITEQ is not an "investment company," or an "affiliated person of" or "promoter" or "principal underwriter" of an investment company, as those terms are defined in the Investment Company Act.

                 3.1.21. Financing. ITEQ has adequate financing commitments available to it under its principal bank credit facility to fund the entire Cash Consideration and, subject to the prior consent of the requisite percentage of banks participating in such facility (the "Consent"), will have the right on the Effective Date to draw on such commitments in an amount equal to the entire Cash Consideration.





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
                                   ARTICLE IV

                       OBLIGATIONS PENDING EFFECTIVE DATE

         4.1. Agreements of ITEQ and Matrix. Each of ITEQ and Matrix agrees that from the date hereof to the Effective Date, it will (and unless otherwise indicated by the context, since September 30, 1997 in the case of ITEQ or August 31, 1997 in the case of Matrix, it has):

                 4.1.1. Maintenance of Present Business and Employees. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it;

                 4.1.2. Maintenance of Properties. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

                 4.1.3. Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

                 4.1.4. Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

                 4.1.5. Compliance with Agreement. At its expense, take all commercially reasonable actions as may be necessary (i) to insure that the representations and warranties made by it herein are true and correct at the Effective Time, (ii) to fully perform all covenants made by it herein and (iii) to satisfy timely all other obligations imposed upon it by this Agreement; and

                 4.1.6. Inspection of Each Merging Corporation. Permit the other party hereto, and their officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement. ITEQ and Matrix each agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other party hereto in confidence and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge.

         4.2. Additional Agreements of ITEQ and Matrix. ITEQ and Matrix agree to take the following actions after the date hereof:

                 4.2.1. Hart-Scott-Rodino. Each party shall file such materials as are required under HSR with respect to the transaction contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings, and the filing fee required by HSR shall be paid by ITEQ;

                 4.2.2. Proxy Statement. ITEQ and Matrix shall cooperate in the preparation and prompt filing of the Proxy Statement with the Commission with respect to the meetings of their stockholders called for the purpose of, among other things, securing stockholder approval of the merger contemplated by this Agreement and the consummation of the transaction herein contemplated. Each of ITEQ and Matrix shall use all reasonable efforts to have the Proxy Statement cleared by the Commission at the earliest possible date; and

                 4.2.3. Notice of Material Developments. Each of ITEQ and Matrix will promptly notify the other party in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of such party contained in this Agreement untrue or inaccurate in any material respect, (ii) any breach by such party of any covenant or agreement contained in this Agreement, or (iii) any "Material Adverse Change" in, or any changes, events, circumstances or conditions which, in the aggregate, could reasonably be expected to have a "Material Adverse Effect" in, the consolidated financial condition, business or affairs of such party, whether or not occurring in the ordinary course of business. As used in this Agreement, "Material Adverse Change" or Material Adverse Effect" are used interchangeably and each means any change, event, circumstance or condition (collectively, a "Change") which, when considered with all other Changes (any other suggestion in this Agreement to the contrary notwithstanding), would reasonably be expected to result in a "loss" having the effect of so fundamentally adversely affecting the business or financial prospects of ITEQ or Matrix, as the case may be, that the benefits reasonably expected to be obtained by the other party to the merger contemplated by this Agreement would be jeopardized with relative certainty. In no event shall (i) a change in the trading prices of either of ITEQ's or Matrix's equity securities between the date hereof and the Effective Date, in and of itself, or (ii) any diminution after November 30, 1997 in the operating results of either ITEQ or Matrix which is solely attributable to one-time, non-recurring and/or unusual costs or provisions which but for the merger contemplated by this Agreement would not have been incurred or provided constitute a Material Adverse Change or be deemed to have a Material Adverse Effect." The term "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, loss of income, liabilities, fines, penalties, costs and expenses paid or incurred or more likely than not to be paid or incurred, or diminutions in value of any kind or character (whether or not known or unknown, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are more likely than not to occur, including without limitation penalties, interest on any amount payable to a third party as a result of the foregoing and any legal or other expenses reasonably incurred or more likely than not to be incurred in connection with investigating or defending any demands, claims, actions or causes of action that, if adversely determined, would likely result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such losses (after taking into account any costs incurred in obtaining such proceeds and any increase in insurance premiums as a result of a claim with respect to such proceeds).

         4.3. Additional Agreements of Matrix. Matrix agrees that from the date hereof to the Effective Date, it will (and unless otherwise indicated by the context, since August 31, 1997, it has):

                 4.3.1. Prohibition of Certain Compensatory Arrangements. Not enter into any employment, compensation, bonus or severance agreements or arrangements which (i) in the case of employment agreements, cannot be terminated on notice of 30 days or less or (ii) provide for the payment of any bonus or severance or other benefits after the date hereof (other than any of such which ITEQ approves in writing or has previously approved in writing);

                 4.3.2. Prohibition of Certain Loans. Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities in the normal course of business, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, or (iv) as is otherwise agreed to in writing by ITEQ;

                 4.3.3. Prohibition of Certain Commitments. From the date hereof only, not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $100,000, in the aggregate, except (i) in the case of budgeted fiscal 1998 capital expenditures not to exceed an aggregate of $750,000, where Matrix shall advise ITEQ in writing of each proposed capital expenditure of $20,000 or more and ITEQ shall have consented in writing within two business days after receipt of the proposal (which consent shall not be unreasonably withheld) or shall have failed to object in writing to such proposed expenditure within such two business day period; (ii) as may be required by law or (iii) as is otherwise agreed to in writing by ITEQ;

                 4.3.4. Disposal of Assets. Not sell, dispose of, or encumber, any substantial property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by ITEQ;

                 4.3.5. Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as presently carried by it, which insurance may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of ITEQ and Matrix under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of Matrix) but it shall promptly notify ITEQ in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by ITEQ, and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Surviving Corporation;

                 4.3.6. Matrix Acquisition Proposals. Not directly or indirectly:

                          4.3.6.1. No Solicitation. Authorize any of its respective agents to: (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, Matrix or any merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Matrix (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger contemplated by this Agreement (collectively, "Matrix Transaction Proposals") or agree to or endorse any Matrix Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, an effort or attempt by any other person to do or seek any of the foregoing, provided, however, that the foregoing clauses (i) and (ii) shall not prohibit Matrix from (A) furnishing information pursuant to a confidentiality letter concerning Matrix and its businesses, properties or assets to a third party who has made a Superior Matrix Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party who has made a Superior Matrix Transaction Proposal or (C) following receipt of a Superior Matrix Transaction Proposal, taking and disclosing to its stockholders a position with respect thereto or changing the recommendation by Matrix's board of directors but in each case referred to in the foregoing clauses (A) through (C) only after the board of directors of Matrix concludes in good faith following advice of its outside counsel that such action is reasonably necessary in order for the board of directors of Matrix to comply with its fiduciary obligations to stockholders under applicable law. If the board of directors of Matrix receives a Matrix Transaction Proposal, then Matrix shall immediately inform ITEQ of the terms and conditions of such proposal and the identity of the person making it and shall keep ITEQ fully informed of the status and details of any such Matrix Transaction Proposal and of all steps it is taking in response to such Matrix Transaction Proposal; provided that nothing contained in this Subparagraph 4.3.6.1 shall prohibit Matrix or its board of directors from making such disclosure to Matrix's stockholders which, in the good faith judgment of Matrix's board of directors, may be required under applicable law. For purposes of this Agreement, the term "Superior Matrix Transaction Proposal" shall mean a bona fide Matrix Transaction Proposal that the board of directors of Matrix determines in good faith after consultation with (and based in part on the advice of) its independent financial advisors to be more favorable to Matrix's stockholders than the merger contemplated by this Agreement, is reasonably capable of being financed and is not subject to any material contingencies relating to financing;

                          4.3.6.2. Acceptance of Superior Matrix Transaction Proposals. If (i) (A) this Agreement is terminated by Matrix pursuant to Paragraph 6.1.6 hereof, or (B) Matrix shall violate the covenant set forth in Subparagraph 4.3.6.1 hereof, or (C) Matrix modifies or withdraws its board of directors' recommendation in favor of the transactions contemplated by this Agreement or (ii) during the period beginning on the date hereof and ending twelve months after the date of termination of this Agreement, Matrix enters into any written agreement which provides for Another Matrix Transaction (as defined below) or Another Matrix Transaction is consummated, in either case with any third party which, beginning on the date hereof and ending upon termination of this Agreement, has communicated to it for the purpose of making a Matrix Transaction Proposal then, in any such event, Matrix shall pay to ITEQ within two business days after demand by ITEQ in the case of the occurrence of any of the events specified in clause (i) above, and immediately upon the first to occur of the entering into any written agreement providing for, or the consummation of, Another Matrix Transaction in the case of clause (ii) above (by wire transfer of immediately available funds to an account designated by ITEQ for such purpose), a fee (the "Break-Up Fee") in an amount equal to $2,500,000. Matrix agrees that the Break-Up Fee is a reasonable determination, in light of the uncertainty and difficulty of ascertaining the exact amount thereof, of the loss that ITEQ would actually sustain in respect of one of the events described in this Subparagraph 4.3.6.2. For purposes of this Subparagraph 4.3.6.2, the term "Another Matrix Transaction" shall mean any transaction pursuant to which (i) any person, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) (each, a "Third Party") acquires 50% or more of the outstanding Matrix Common Stock, (ii) a Third Party acquires 25% or more of the total assets of Matrix taken as a whole, (iii) a Third Party merges, consolidates or combines in any other way with Matrix other than in a transaction in which holders of Matrix Common Stock continue to own at least 75% of the equity of the surviving corporation, or (iv) Matrix distributes or transfers to its stockholders, by dividend or otherwise, assets constituting 5% or more of the market value or earning power of Matrix on a consolidated basis (it being understood that stock of subsidiaries constitute assets of Matrix for purposes of this Subparagraph 4.3.6.2). Notwithstanding anything contained in this Agreement to the contrary, ITEQ agrees that if Matrix pays the Break-Up Fee to ITEQ in accordance with this Subparagraph
                 4.3.6.2 either because Matrix shall have violated the covenant set forth in Subparagraph 4.3.6.1 hereof, or under any other circumstances where ITEQ has been paid the Break-Up Fee by Matrix prior to initiation by ITEQ of any proceedings to enforce this Agreement, then following such payment Matrix shall have no further liability to ITEQ under this Agreement;

                 4.3.7. No Amendment to Certificate of Incorporation, etc. Not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

                 4.3.8. No Issuance, Sale, or Purchase of Securities. From the date hereof only, not issue or sell, or issue options (other than options previously granted upon authorization of the compensation committee of Matrix's board) or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; provided, that nothing herein shall restrict or prohibit the issuance by Matrix of shares of Matrix Common Stock upon exercise of previously granted stock options.

                 4.3.9. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                 4.3.10. Supplemental Financial Statements. Deliver to ITEQ, within 30 days after the end of each calendar month of Matrix beginning with November 1997 and through the Effective Date internal financial statements consisting only of an unaudited consolidated balance sheet and income statement (collectively, "Matrix Internal Financials"); in addition Matrix shall deliver to ITEQ, within 45 days after the end of each fiscal quarter of Matrix beginning November 30, 1997 and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of Matrix, and as of the corresponding fiscal quarter of the previous fiscal year. Matrix hereby represents and warrants that such quarterly unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of Matrix as at the dates indicated and the results of operations for the respective periods indicated (iii) shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein and
         (iv) shall contain all adjustments which Matrix considers necessary for a fair presentation of its results for each respective quarterly fiscal period;

                 4.3.11. Notice of Material Developments. Promptly furnish to ITEQ copies of all communications from Matrix to its stockholders and all Matrix Reports; and

                 4.3.12. Stockholders' Meeting. Call and hold a meeting of stockholders within 45 days after the Commission has indicated it has no further comments on the Proxy Statement for the purpose of considering and acting upon proposals to approve this Agreement and the merger contemplated hereby.

         4.4. Additional Agreements of ITEQ. ITEQ agrees that from the date hereof to the Effective Date, it will (and unless otherwise indicated by the context, since September 30, 1997, it has):

                 4.4.1. Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as presently carried by it, which insurance may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of ITEQ and Matrix under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of ITEQ) but it shall promptly notify Matrix in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by Matrix, and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Surviving Corporation;

                 4.4.2. No Amendment to Certificate of Incorporation, etc. Not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with any other corporation or change in any manner the rights of its Common Stock or the character of its business;

                 4.4.3. No Issuance, Sale, or Purchase of Securities. Not issue or sell, or issue options (other than (i) options previously authorized by the compensation committee of ITEQ's board of directors,
         (ii) options granted to new personnel upon commencement of employment, and (iii) options to purchase not more than 300,000 shares of ITEQ Common Stock intended to be granted to employees of ITEQ in connection with routine annual stock option grants, in each case under existing ITEQ employee benefit plans) or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; provided, that nothing in this Paragraph shall restrict or prohibit the issuance by ITEQ of shares of ITEQ Common Stock under existing employee benefit plans, or the issuance of up to

         500,000 shares of ITEQ Common Stock in the acquisition of other businesses in "non-dilutive" (for financial reporting purposes) transactions, provided that such acquired businesses would not individually or collectively constitute a "significant subsidiary" of ITEQ;

                 4.4.4. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                 4.4.5. Issuance of ITEQ Common Stock. Take all action it deems reasonably necessary to register the "issuance" of ITEQ Common Stock to the stockholders of Matrix in connection with the merger contemplated by this Agreement under the Securities Act of 1933, as amended (the "Securities Act"). ITEQ also shall take any action reasonably required to be taken under state blue sky or securities laws in connection with the issuance of the ITEQ Common Stock pursuant to the merger;

                 4.4.6. Listing of ITEQ Stock. Take such steps as are required to accomplish, as of the Effective Date, the Notification of Additional Listing of the shares of ITEQ Common Stock to be issued pursuant to this Agreement (including those referred to in Paragraph 1.9.8) on the Nasdaq National Market;

                 4.4.7. Notice of Material Developments. Promptly furnish to Matrix copies of all communications from ITEQ to its stockholders and all ITEQ Reports;

                 4.4.8. Consent of Lenders. Use all reasonable commercial efforts to obtain the Consent;

                 4.4.9. Supplemental Financial Statements. Deliver to Matrix, within 30 days after the end of each calendar month of ITEQ beginning with November 1997 and through the Effective Date internal financial statements consisting only of an unaudited consolidated balance sheet and income statement (collectively, "ITEQ Internal Financials"); in addition ITEQ shall deliver to Matrix, within 45 days after the end of each fiscal quarter of ITEQ beginning March 31, 1998 and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of ITEQ, and as of the corresponding fiscal quarter of the previous fiscal year. ITEQ hereby represents and warrants that such quarterly unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of ITEQ as at the dates indicated and the results of operations for the respective periods indicated (iii) shall have been prepared in accordance with generally accepted accounting principles applies on a consistent basis, except as noted therein and (iv) shall contain all adjustments which ITEQ considers necessary for a fair presentation of its results for each respective quarterly fiscal period;

                 4.4.10. Stockholders' Meeting. Call and hold a meeting of stockholders within 45 days after the Commission has indicated it has no further comments on the Proxy Statement for the purpose of considering and acting upon proposals to approve this Agreement and the merger contemplated hereby.

                                   ARTICLE V

                      CONDITIONS PRECEDENT TO OBLIGATIONS

         5.1. Conditions Precedent to Obligations of Matrix. The obligations of Matrix to consummate and effect the merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Matrix in the manner contemplated by Paragraph 6.4, before the Effective Date:

                 5.1.1. Representations and Warranties of ITEQ True at Effective Date. The representations and warranties of ITEQ herein contained shall be, in all material respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; ITEQ shall have performed and complied with all covenants required by this Agreement to be performed or complied, in all material respects, with by ITEQ before the Effective Date; and ITEQ shall have delivered to Matrix a certificate, dated the Effective Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and its secretary, to both such effects.

                 5.1.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to ITEQ's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the merger contemplated hereby or which might have a Material Adverse Effect on ITEQ.

                 5.1.3. Opinion of ITEQ Counsel. Matrix shall have received a favorable opinion, dated as of the Effective Date, from Porter & Hedges, L.L.P., counsel for ITEQ, in form and substance satisfactory to Matrix, to the effect that (i) ITEQ has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) all corporate proceedings required to be taken by or on the part of ITEQ to authorize the execution of this Agreement and the implementation of the merger contemplated hereby have been taken; (iii) the shares of ITEQ Common Stock which are to be delivered in accordance with this Agreement will, when issued, be validly issued, fully paid and nonassessable outstanding securities of ITEQ; (iv) this Agreement has been duly executed and delivered by ITEQ; (v) the Registration Statement on Form S-4 (which contains the Proxy Statement relating to the merger contemplated hereby) has become effective and no stop order has been issued by the Commission; and
         (vi) except as specified by such counsel (such exceptions to be acceptable to Matrix) such counsel does not know of any material litigation, proceedings, or governmental investigation pending or threatened against or relating to ITEQ, any of its subsidiaries, or their respective properties or businesses in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by this Agreement. Such opinion also shall cover such other matters incident to the transactions herein contemplated as Matrix and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of ITEQ as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Matrix, as to matters other than the DGCL, federal or Texas law.

                 5.1.4. Stockholder Approval. At the meetings of stockholders of Matrix and ITEQ to be held before the Effective Date, the holders of the requisite stockholder majorities shall have approved the merger contemplated by this Agreement.

                 5.1.5. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of ITEQ, its affiliates or any component of Matrix or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

                 5.1.6. Registration; Listing of ITEQ Common Stock. At the Effective Date (i) the Proxy Statement (including the Form S-4 registration statement, of which it is a part) shall have been declared effective under the Securities Act and no stop order suspending the effective date of such registration statement shall be in effect and no proceedings for such purpose shall be pending or threatened by the Commission, and (ii) the shares of ITEQ Common Stock issuable at the Effective Time shall have become eligible for trading on the Nasdaq National Market.

                 5.1.7.   Consent of Certain Parties in Privity With ITEQ.
         ITEQ shall have obtained the Consent; and the holders of any other material indebtedness of ITEQ, the lessors of any material property leased by ITEQ, and the other parties to any other material agreements to which ITEQ is a party shall, when and to the extent necessary in the reasonable opinion of Matrix, have consented to the merger contemplated hereby.

                 5.1.8. Matrix Employee Benefits. ITEQ shall have made effective provision for the assumption at the Effective Date of all stock options outstanding under the Matrix Option Plans. In addition, effective provision shall have been made by ITEQ to terminate or freeze all other employee benefit plans of Matrix or to merge the same into the existing ITEQ benefit plans on the Effective Date, after which time the employees of the former Matrix operations will receive the employee benefits extended by ITEQ to employees of its subsidiaries situated similarly to Matrix. ITEQ will give all Matrix employees credit for years of service with Matrix in computing vacation benefits at ITEQ.

                 5.1.9. Ancillary Matters. Matrix shall have received a favorable opinion from PW for inclusion in the Proxy Statement as to the fairness, from a financial point of view, to the Matrix stockholders of the Merger Consideration, which opinion shall not have been withdrawn at the Effective Date.

                 5.1.10 Tax Opinion. Matrix shall have received an opinion, dated as of the Effective Date, from Porter & Hedges, L.L.P., counsel for ITEQ, to the effect that (i) the merger of Matrix into Subcorp as provided in this Agreement will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code; (ii) no gain or loss will be recognized to Matrix or ITEQ upon such merger;
         (iii) no gain or loss will be recognized to any stockholder of Matrix as a consequence of the merger, except to the extent of any Cash Consideration received and cash received in lieu of fractional share interests attributable to any Stock Consideration received; (iv) the aggregate tax basis of Stock Consideration received by a Matrix stockholder as a result of the merger will be the same as the aggregate tax basis of the Matrix Common Stock exchanged for such shares, reduced by any Cash Consideration received and to cash received in lieu of the issuance of any ITEQ fractional share interest; (v) the holding period of any ITEQ Common Stock received in exchange for Matrix Common Stock pursuant to the merger will include the holding period of such Matrix Common Stock; (vi) ITEQ's basis and holding period for all the assets of Matrix acquired pursuant to the merger will be determined solely with respect to the basis and holding period of such assets in the hands of Matrix;. and (vii) no gain or loss will be recognized to holders of Matrix Options upon their exchange of such options for options to purchase ITEQ Common Stock pursuant to the merger.

         5.2. Conditions Precedent to Obligations of ITEQ. The obligations of ITEQ to consummate and effect the merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by ITEQ in the manner contemplated by Paragraph 6.4 before the Effective Date.

                 5.2.1. Representations and Warranties of Matrix True at Effective Date. The representations and warranties of Matrix herein contained shall be, in all material respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Matrix shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it before the Effective Date; and Matrix shall have delivered to ITEQ a certificate, dated the Effective Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and by its secretary to both such effects.

                 5.2.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to Matrix's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the merger contemplated hereby or which might have a Material Adverse Effect on Matrix.

                 5.2.3. Opinion of Matrix's Counsel. ITEQ shall have received a favorable opinion, dated the Effective Date, from Andrews & Kurth, L.L.P., counsel to Matrix, in form and substance satisfactory to ITEQ, to the effect that (i) Matrix has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) all corporate proceedings required to be taken by or on the part of Matrix to authorize the execution of this Agreement and the implementation of the merger contemplated hereby have been taken; (iii) this Agreement has been duly executed and delivered by Matrix; and (iv) except as specified by such counsel (such exceptions to be acceptable to ITEQ) such counsel does not know of any material litigation, proceedings or governmental investigation, pending or threatened against or relating to Matrix or its properties or businesses in which it is sought to restrain, prohibit or otherwise affect consummation of the transactions contemplated by this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as ITEQ and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Matrix as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to ITEQ, as to matters other than the DGCL, federal or Texas law.

                 5.2.4. Stockholder Approval. At the meetings of stockholders of ITEQ and Matrix to be held before the Effective Date, the holders of the requisite stockholder majorities shall have approved the merger contemplated by this Agreement.

                 5.2.5. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of ITEQ, its affiliates or any component of Matrix or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

                 5.2.6. Consent of Certain Parties in Privity with Matrix. The holders of any material indebtedness of Matrix, the lessors of any material property leased by Matrix, and the other parties to any other material agreements to which Matrix is a party shall, when and to the extent necessary in the reasonable opinion of ITEQ, have consented to the merger contemplated hereby.

                 5.2.7. Consulting Agreements. On or before the date of execution of this Agreement, Doyl D. West and C. William Lee shall have executed consulting agreements with ITEQ in form and substance satisfactory to ITEQ, such agreements to take effect on the Effective Date.

                 5.2.8. Affiliate Letters. All persons who in the reasonable opinion of ITEQ's counsel are "affiliates" of Matrix within the meaning of the rules and regulations of the Commission under the Securities Act and/or Exchange Act shall have executed and delivered to ITEQ a letter in the form attached hereto as Appendix II ("Affiliate Letter").

                 5.2.9. Ancillary Matters. ITEQ shall have obtained the Consent, and it shall have received a favorable opinion from ITEQ's Advisor for inclusion in the Proxy Statement as to the fairness, from a financial point of view, to ITEQ of the Merger Consideration, which opinion shall not have been withdrawn at the Effective Date.

                                   ARTICLE VI

                          TERMINATION AND ABANDONMENT

         6.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger contemplated hereby abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of Matrix or ITEQ) before the Effective
Time:

                 6.1.1. By Mutual Consent. By mutual consent of ITEQ (for itself and Subcorp) and Matrix.

                 6.1.2. By ITEQ or Matrix Because of Dissenting Stockholders. By ITEQ (for itself and Subcorp) or Matrix, if the holders of any shares of Matrix Common Stock elect to exercise and perfect any right to dissent under applicable provisions of DGCL in connection with the merger contemplated by this Agreement.

                 6.1.3. By ITEQ Because of Conditions Precedent. By ITEQ (for itself and Subcorp), if there has been a breach by Matrix of any of its representations, warranties, covenants, or agreements set forth in this Agreement, or if any representation or warranty of Matrix shall have become untrue, and which Matrix fails to cure within 15 business days after written notice thereof from ITEQ (except that no cure period shall be provided for a breach by Matrix which by its nature cannot be cured).

                 6.1.4. By ITEQ Because of Material Adverse Change. By ITEQ (for itself and Subcorp), if there has been a Material Adverse Change in Matrix.

                 6.1.5. By Matrix Because of Conditions Precedent. By Matrix, if there has been a breach by ITEQ of any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of ITEQ shall have become untrue, and which ITEQ fails to cure within 15 business days after written notice thereof from Matrix (except that no cure period shall be provided for a breach by ITEQ which by its nature cannot be cured).

                 6.1.6. By Matrix Due to a Superior Matrix Transaction Proposal. By Matrix if, before the Effective Date, Matrix's board of directors shall have withdrawn or modified in a manner adverse to ITEQ its approval of this Agreement or the merger contemplated hereby under the terms, conditions and procedures set forth in Subparagraph 4.3.6.2.

                 6.1.7. By Matrix Because of Material Adverse Change. By Matrix, if there has been a Material Adverse Change in ITEQ since September 30, 1997.

                 6.1.8. By ITEQ or Matrix Because of Legal Proceedings. By either ITEQ (for itself and Subcorp) or Matrix if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the merger contemplated hereby.

                 6.1.9. By ITEQ or Matrix if Merger not Effective by April 30, 1998. By either ITEQ (for itself and Subcorp) or Matrix, if all conditions to consummation of the merger shall not have been satisfied or waived on or before April 30, 1998, other than as a result of a breach of this Agreement by the terminating party.

         6.2. Termination by Board of Directors. An election of ITEQ to terminate this Agreement and abandon the merger as provided in Section 6.1 shall be exercised on behalf of ITEQ (for itself and Subcorp)by its board of directors. An election of Matrix to terminate this Agreement and abandon the merger as provided in Section 6.1 shall be exercised on behalf of Matrix by its board of directors.

         6.3. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section 6.1 hereof, each party will bear the expenses incurred by it and this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except (i) the provisions of Paragraph 4.1.6 (second sentence only), and Subparagraph 4.3.6.2 (last sentence only) shall survive such termination and abandonment and (ii) except as otherwise provided in Subparagraph 4.3.6.2, neither party shall be relieved from any liability arising from the willful breach by such party of any of the representations, warranties, covenants or agreements as set forth in this Agreement.

         6.4. Waiver of Conditions. Subject to the requirements of applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

         7.1. Exchange of Options. Promptly after the Effective Date, ITEQ will notify in writing each holder of a Matrix Option of the exchange of the Matrix Option for an option to purchase ITEQ Common Stock in accordance with Paragraph 1.9.8 hereof.

         7.2.    Indemnity.

                 7.2.1. Indemnification by ITEQ as to Proxy Statement. ITEQ agrees to indemnify and hold harmless Matrix and its officers and directors and each person who controls Matrix within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, or liabilities, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon (i) any false, misleading or untrue statement or alleged false, misleading or untrue statement of a material fact insofar as it relates to ITEQ contained in the Proxy Statement in the form mailed to the stockholders of ITEQ or (ii) the omission or alleged omission to state in the Proxy Statement (including the prospectus used in connection with the "issuance" of the Merger Consideration) a material fact required to be stated therein or necessary to make the statements therein not misleading, except for such statements or omissions made in reliance upon and in conformity with the information furnished to ITEQ in writing by Matrix specifically for use in connection with the preparation of the Proxy Statement.

                 7.2.2. Indemnification of Directors and Officers. ITEQ shall indemnify and hold harmless each present and former director and officer of Matrix, determined as of the Effective Date, against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including without limitation attorneys' fees and disbursements incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Date (including, without limitation, the merger, the preparation, filing and mailing of the Proxy Statement and the other transactions and actions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent that Matrix would have been permitted, under applicable law, indemnification agreements existing on the date hereof, the certificate of incorporation or bylaws of Matrix in effect on the date hereof, to indemnify such person (and ITEQ shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

                 7.2.3. Indemnification Procedure. Any indemnified party wishing to claim indemnification under this Paragraph 7.2, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify ITEQ thereof, but the failure to so notify shall not relieve ITEQ of any liability or obligation it may have to such indemnified party except, and only to the extent, that such failure materially prejudices ITEQ. In the event of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Date), ITEQ shall have the right to assume the defense thereof and ITEQ shall not be liable to such indemnified parties for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified parties in connection with the defense thereof, except that if ITEQ elects not to assume such defense, or counsel for the indemnified parties advises that there are bona fide issues that raise conflicts of interest between ITEQ and indemnified party, the indemnified parties may retain counsel satisfactory to them, and ITEQ shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefor are received. If such indemnity is not available with respect to any indemnified party, then ITEQ and the indemnified party shall contribute to the amount payable in such proportion as is appropriate to reflect relative fault and benefits.

                 7.2.4. Benefits. The provisions of this Paragraph 7.2 are intended to be for the benefit of, and shall be enforceable by, each of the indemnified parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be exclusive of any rights to which an indemnified party is entitled, whether pursuant to law, contract or otherwise.

         7.3. Undertaking to File Reports and Cooperate in Rule 144 Transactions. For as long as any stockholders of Matrix who are subject to Rule 144 or Rule 145 of the Securities Act ("Stockholders") shall continue to hold any ITEQ Common Stock, ITEQ will undertake, on a reasonable commercial basis, to timely file all annual, quarterly and other reports required to be filed by it under Section 13 or 15(d) of the Exchange Act, and the regulations of the Commission thereunder. In the event of any proposed sale of ITEQ Common Stock by any of the Stockholders pursuant to Rule 144 under the Securities Act, ITEQ shall cooperate with such Stockholder so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of ITEQ's transfer agents, and the reasonable requirements of any broker through which the sales are proposed to be executed. Without limiting the generality of the foregoing, ITEQ shall, upon request, furnish with respect to each such sale (i) a written statement certifying that ITEQ has filed all reports required to be filed by it under the Exchange Act for a period of at least one year preceding the date of the proposed sale, and, in addition, has filed the most recent annual report required to be filed by it thereunder; (ii) an opinion of ITEQ's counsel regarding such matters as ITEQ's transfer agents or such Stockholder's broker may reasonably desire to confirm; and (iii) upon surrender of a certificate or certificates for the same or a greater number of shares of ITEQ Common

Stock, unlegended certificates representing ITEQ Common Stock in such numbers and denominations as such Stockholder shall reasonably require for delivery pursuant to such resales.

         7.4. Additional ITEQ Director. Immediately following the Effective Date, the board of directors of ITEQ will increase the number of directors' positions comprising the whole board to ten from the present nine and appoint William P. Wood to fill the vacancy thus created.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1. Entirety. This Agreement, the exhibits and schedules attached hereto, and the confidentiality agreements dated November 4, 1997 and December 2, 1997 between Matrix and ITEQ the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

         8.2. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         8.3. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.

                                   IF TO ITEQ

       Addressed to:                                          With a copy to:

       ITEQ, Inc.                                             Porter & Hedges, L.L.P.
       2727 Allen Parkway, Suite 760                          700 Louisiana, 35th Floor
       Houston, Texas 77019                                   Houston, Texas 77210-4744
       Attention: Lawrance W. McAfee                          Attention:  T. William Porter
       Facsimile:  (713) 522-1759                             Facsimile:  (713) 226-0235

                                  IF TO MATRIX

       Addressed to:                                          With a copy to:

       Matrix Service Company                                 Andrews & Kurth, L.L.P.
       10701 East Ute Street                                  4200 Texas Commerce Tower
       Tulsa, Oklahoma 74116                                  Houston, Texas 77002
       Attention: Doyl D. West                                Attention: Melissa Martin
       Facsimile: (918) 838-8810                              Facsimile: (713) 220-4285

         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

         8.4. Termination of Representations, Warranties, etc. The respective representations and warranties contained in Articles II and III shall expire with, and be terminated and extinguished by, the merger pursuant to this Agreement at the time of the consummation thereof on the Effective Date. This Section 8.4 shall have no effect upon any other right or obligation of the parties in connection with this Agreement or otherwise, whether to be exercised or performed before or after the Effective Date.

         8.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, paragraph or subparagraph hereof.

         8.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, and the employees of Matrix shall be considered third-party beneficiaries of the covenants and agreements contained in Sections 1.9.8 and 5.18. As express third-party beneficiaries of Sections 1.9.8 and 5.1.8, the employees of Matrix may independently enforce such provisions (and only such provisions) against Matrix.

         8.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         8.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         8.9. Public Announcements. The parties agree that before the Effective Date that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

         8.10. Definitions. The following terms are defined herein where indicated below:

                 Term                                                        Location
                 ----                                                        --------

                 Affiliate Letter                                            5.2.8
                 Agreement                                                   Premises
                 Another Matrix Transaction                                  4.3.6.2
                 Applicable Environmental Laws                               2.1.14.3
                 Break-Up Fee                                                4.3.6.2
                 Bylaws                                                      1.6.1
                 Cash Consideration                                          1.9.2
                 Cash Election                                               1.9.9.1
                 Cash Election Number                                        1.9.9.4
                 Cash Election Shares                                        1.9.9.5
                 Code                                                        1.4.2
                 Commission                                                  1.9.7
                 Consent                                                     3.1.21
                 DGCL                                                        Premises
                 Effective Date                                              1.3
                 Effective Time                                              1.3
                 Election Deadline                                           1.9.9.2
                 Encumbrance                                                 2.1.4
                 ERISA                                                       2.1.17
                 Exchange Act                                                2.1.5
                 Exchange Agent                                              1.9.4
                 Form of Election                                            1.9.9.2
                 HSR                                                         2.1.18
                 Intellectual Property                                       2.1.11
                 Internal Financials                                         4.3.10
                 Investment Company Act                                      2.1.21
                 IRS                                                         1.9.9.4
                 ITEQ                                                        Introductory paragraph; 3.1.4
                 ITEQ Advisor                                                2.1.16

                 ITEQ Common Stock                                           Premises
                 ITEQ Internal Financials                                    4.4.9
                 ITEQ Plans                                                  3.1.16
                 ITEQ Reports                                                3.1.5
                 ITEQ Shares                                                 1.9.2
                 Material Adverse Change                                     4.2.3
                 Material Adverse Effect                                     4.2.3
                 Matrix                                                      Introductory paragraph; 2.1.4
                 Matrix Common Stock                                         Premises
                 Matrix Dissenting Shares                                    1.9.3
                 Matrix Internal Financials                                  4.3.10
                 Matrix Options                                              1.9.7
                 Matrix Option Plans                                         1.9.7
                 Matrix Plans                                                2.1.7.1
                 Matrix Reports                                              2.1.5
                 Matrix Transaction Proposal                                 4.3.6.1
                 Maximum Cash Election Number                                1.9.9.6
                 Maximum Stock Election Number                               1.9.9.4
                 Merger Consideration                                        1.9.2
                 Merging Corporations                                        Introductory paragraph
                 Minimum Stock Election Number                               1.9.9.6
                 Non-Election                                                1.9.9.1
                 Non-Election Shares                                         1.9.9.1
                 OSHA                                                        2.1.15
                 Outstanding                                                 1.9.9.4
                 Proxy Statement                                             2.1.20
                 PW                                                          2.1.16
                 Reorganization Threshold                                    1.9.9.5
                 Restated Certificate of Incorporation                       1.4.1
                 Securities Act                                              4.4.10
                 Stock Consideration                                         1.9.2
                 Stock Election Number                                       1.9.9.4
                 Stockholders                                                7.3
                 Subcorp                                                     Introductory paragraph
                 Subcorp Common Stock                                        Premises
                 Superior Matrix Transaction Proposal                        4.3.6.1
                 Surviving Corporation                                       Introductory paragraph

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives on the day and year first above written.

          THE PARTIES TO THE MERGER CONTEMPLATED BY THIS AGREEMENT:


                                   ITEQ, INC.



                                   By:
                                      ------------------------------------------
                                       Mark E. Johnson, Chairman of the Board
                                       and Chief Executive Officer


                                   ITEQ SUB CORP.



                                   By:
                                      ------------------------------------------
                                       Mark E. Johnson, President


                                   MATRIX SERVICE COMPANY



                                   By:
                                      ------------------------------------------
                                       Doyl D. West, Chairman of the Board
                                       and Chief Executive Officer

State of Texas                     Section
                                   Section
County of Harris                   Section

         BEFORE ME, the undersigned authority, in and for said County and State, on this day personally appeared Mark E. Johnson, Chairman of the Board and Chief Executive Officer of ITEQ, Inc., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed said instrument as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of December,
1997.



                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

(Seal)

My Commission Expires:


State of Texas        Section
                      Section
County of Harris      Section

         BEFORE ME, the undersigned authority, in and for said County and State, on this day personally appeared Mark E. Johnson, President of ITEQ Sub Corp., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed said instrument as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of December,
1997.



                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

(Seal)

My Commission Expires:

State of Texas        Section
                      Section
County of Harris      Section

         BEFORE ME, the undersigned authority, in and for said County and State, on this day personally appeared Doyl D. West, Chairman of the Board and Chief Executive Officer of Matrix Service Company, a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed said instrument as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of December,
1997.




                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

(Seal)

My Commission Expires: